UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2022

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At O’Reilly Automotive, Inc.’s (the “Company”) 2022 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 12, 2022, the Company’s shareholders elected Greg Henslee, David O’Reilly, Larry O’Reilly, Jay D. Burchfield, Thomas T. Hendrickson, John R. Murphy, Dana M. Perlman, Maria A. Sastre, Andrea M. Weiss and Fred Whitfield to serve as members of the Company’s Board of Directors (the “Board”) until the annual meeting of the Company’s shareholders in 2023 and until his or her successor has been duly elected and qualified.

The members of the Board’s Audit Committee, Human Capital and Compensation Committee and Corporate Governance/Nominating Committee are set forth below.  The purposes and functions of the respective committees remain unchanged.  In addition, Jay D. Burchfield was selected to continue to serve as Independent Lead Director.

Audit Committee

Members:	Thomas T. Hendrickson (Chair), Jay D. Burchfield, John R. Murphy, Dana M. Perlman, Maria A. Sastre, Andrea M. Weiss and Fred Whitfield

Human Capital and Compensation Committee

Members:	John R. Murphy (Chair), Jay D. Burchfield and Andrea M. Weiss

Corporate Governance/Nominating Committee

Members:	Dana M. Perlman (Chair), Thomas T. Hendrickson, Maria A. Sastre and Fred Whitfield

Item 5.07 – Submission of Matters to a Vote of Security Holders

Of the 66,296,391 shares entitled to vote at the Annual Meeting, 58,457,298 shares were present in person or by proxy.  At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposal.  A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

(a)	The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2023 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Greg Henslee	49,392,833	3,353,603	23,601	5,687,261
David O'Reilly	50,638,863	2,109,505	21,669	5,687,261
Larry O'Reilly	50,297,559	2,195,189	277,289	5,687,261
Jay D. Burchfield	46,126,615	6,361,741	281,681	5,687,261
Thomas T. Hendrickson	49,181,794	3,554,001	34,242	5,687,261
John R. Murphy	45,790,840	6,926,765	52,432	5,687,261
Dana M. Perlman	46,557,995	6,172,005	40,037	5,687,261
Maria A. Sastre	52,006,502	723,404	40,131	5,687,261
Andrea M. Weiss	51,522,706	1,210,254	37,077	5,687,261
Fred Whitfield	52,655,606	64,676	49,755	5,687,261

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2021 compensation of the Company’s Named Executive Officers (NEOs). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
45,790,175	6,812,392	167,470	5,687,261

(c)	The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2022. The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
55,716,441	2,700,507	40,350

(d)	The shareholders voted against the shareholder proposal entitled “Special Shareholder Meeting Improvement.” The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
18,413,437	34,203,177	153,423	5,687,261

Section 8 – Other Events

Item 8.01 – Other Events

On May 16, 2022, the Board approved a resolution to increase the authorization amount under its share repurchase program by an additional $1.5 billion, raising the aggregate authorization under the program to $20.25 billion.  The additional $1.5 billion authorization is effective for a three-year period, beginning on May 16, 2022.  Stock repurchases under the program may be made from time to time, as the Company deems appropriate, solely through open market repurchases effected through a broker dealer at prevailing market prices, based on a variety of factors such as price, corporate requirements and overall market conditions.  There can be no assurance as to the number of shares the Company will purchase, if any.  The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2022	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)